Exhibit 10.1
First Amendment
To
The Shaw Group Inc. 2008 Omnibus Incentive Plan
     This First Amendment to The Shaw Group Inc. 2008 Omnibus Incentive Plan (the “Omnibus Plan”) which was established by The Shaw Group Inc., a Louisiana corporation having its principal office at 4171 Essen Lane, Baton Rouge, Louisiana, 70809 (the “Company”) under which Non-Qualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards may be granted from time to time to Participants.
     WHEREAS, the Omnibus Plan was established to promote the interests of the Company by attracting and retaining Directors and Employees of outstanding ability and to provide Employees an incentive to make material contributions to the success of the Company by providing them with equity based compensation, which will increase in value based upon the market performance of the Company’s common stock and corporate achievement of financial and other performance goals;
     WHEREAS, the Omnibus Plan was approved by the Company’s shareholders on January 28, 2009;
     WHEREAS, the Company wishes to amend certain provisions of the Omnibus Plan pursuant to this First Amendment;
     WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Omnibus Plan;
     NOW, THEREFORE, the Omnibus Plan is amended in the following particulars effective as of October 26, 2010:
AMENDMENT
1.	The second sentence of Section 4.2 of the Omnibus Plan shall be, and hereby is, deleted and replaced by the following:

“Further, any Shares withheld to satisfy tax withholding obligations on Awards under the Plan shall not be eligible to be returned as available Shares under the Plan. Shares related to Awards under this Plan shall be available again for grant under this Plan if: (i) the Award terminated by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares; (ii) the Award is settled for cash in lieu of shares; or (iii) with the Committee’s permission and, prior to the issuance of Shares, the Award is exchanged for another Award not involving Shares.”

2.	Section 6.2 of the Omnibus Plan shall be, and hereby is, amended by adding the following to the end thereof:

“Notwithstanding any provision to the contrary, an Option shall be subject to at least a three year service based vesting requirement. This three-year service based vesting requirement shall provide for either (i) no vesting until the completion of the three-year service period at which time the Option shall become 100% vested or (ii) ratable vesting over the three-year service period.”

3.	Section 7.2 of the Omnibus Plan shall be, and hereby is, amended by adding the following to the end thereof:

“Notwithstanding any provision to the contrary, an SAR shall be subject to at least a three-year service based vesting requirement. This three-year service based vesting requirement shall provide for either (i) no vesting until the completion of the three-year service period at which time the SAR shall become 100% vested or (ii) ratable vesting over the three-year service period.”

4.	Section 8.2 of the Omnibus Plan shall be, and hereby is, amended by adding the following to the end thereof:

“Notwithstanding any provision to the contrary, a Restricted Stock grant shall be subject to at least a three-year service based vesting requirement. This three-year service based vesting requirement shall provide for either (i) no vesting until the completion of the three-year service period at which time the Restricted Stock shall become 100% vested or (ii) ratable vesting over the three-year service period.”

5.	Section 9.2 of the Omnibus Plan shall be, and hereby is, amended by adding the following to the end thereof:

“Notwithstanding any provision to the contrary, an RSU shall be subject to at least a three-year service based vesting requirement. This three-year service based vesting requirement shall provide for either (i) no vesting until the completion of the three-year service period at which time the RSU shall become 100% vested or (ii) ratable vesting over the three-year service period.”

6.	Section 20.1(b) of the Omnibus Plan shall be, and hereby is, amended to read as follow:

“Except as provided for in Section 4.4, without shareholder approval, the terms of an outstanding Award may not be amended to (i) reduce the Option Price of an outstanding Option, (ii) reduce the Grant Price of an outstanding SAR, or (iii) cancel an outstanding Option or SAR in exchange for cash, other Awards or Options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Option or the Grant Price of the cancelled SAR.”
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All other definitions and all other rights, terms and conditions set forth in the Omnibus Plan shall remain the same with the same force and effect as originally adopted and approved by the Company’s shareholders.
IN WITNESS WHEREOF, the Board of Directors of the Company has executed this First Amendment effective as of the effective date first written above.